Exhibit 10.3

     July 9, 2004

     Riddle Records
     9595 Wilshire Boulevard
     Suite 700
     Beverly Hills, CA  90212

         Re: "Rap Battle"

     This letter shall confirm the agreement ("Agreement") between Riddle Records, Inc. ("Riddle") and NT Media Corporation of California (referred to herein as "NT"), regarding the grant to Riddle in perpetuity of any and all rights that NT may have in the aforementioned Property, currently entitled "Rap Battle", as that term is defined in Paragraph 1 below.

1.   Property:

     The term Property, as used herein, shall include any and all intellectual property and/or materials, including but not limited to, material photographed (in all media and formats), treatments, name and likeness releases (including those attached hereto as Exhibit "A"), all names, titles, characters, representations, artwork, music, habitat, devices and possessions depicted in or associated with such characters, including all existing and future versions of all the foregoing and all material upon which the foregoing are based.

2.   Acquisition of the Property:

     In consideration of a payment to NT of Twelve Thousand Seven Hundred Seventeen Dollars ($12,717.00) which shall be payable not later than December 31, 2005 (the "Purchase Price"), Riddle hereby acquires from NT all of NT's right, title and interest in and to the Property in perpetuity. NT hereby acknowledges that Riddle may exploit the Property (or any component thereof) throughout the universe in all languages and in any and all media, now known or hereafter devised, in any manner or form including, without limitation, exploitation by way of television, film, video, internet and the World Wide Web. Riddle shall be the exclusive worldwide owner, from inception, in perpetuity, of the copyrights, trade marks and related proprietary rights in any audio-visual program based on the Property and in all elements of such programs. NT further acknowledges that Riddle may freely merchandise the Property throughout the universe in any manner or form.


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3.   Results and Proceeds:

     In consideration of Riddle's payment to NT of the Purchase Price, all right, title and interest in and to any materials that may have been written or created by NT in connection with the Property ("Materials"), which Materials for the purposes of U.S. copyright law shall be on a work for hire basis, shall be granted to Riddle and shall be the sole and exclusive property of Riddle from the time of their creation. Riddle shall be the author and sole owner and proprietor of copyright and any other rights in and to the Materials throughout the universe in perpetuity and NT shall have no right, title or interest in the Materials. NT for the avoidance of doubt, hereby irrevocably assigns and transfers to Riddle all of NT's entire right, title and interest in and to the Materials, including, without limitation, copyright and so-called "rights of authors" and all other rights NT may have in the Materials, including, without limitation, the rights to authorize, prohibit and/or control the renting, lending, fixation, reproduction and/or other exploitation of any audio visual program by any media or means now known or hereafter devised as may be conferred upon NT under any applicable laws, regulations or directives, including, without limitation, any so-called "Rental" and Lending Rights" pursuant to any European Economic Community ("EEC") directives and/or enabling or implementing legislation enacted by the member nations of the EEC. NT hereby acknowledges that the compensation payable hereunder includes adequate and equitable remuneration for the Rental and Lending Rights and constitutes a complete buy-out of all Rental and Lending Rights.

4.   Representations and Warrantees; Indemnification:

     (a)  Representations

          (i) NT warrants and represents that it has the full right, power and authority to enter into this Agreement and to grant Riddle all of the rights granted herein;

          (ii) NT warrants and represents that no additional audiovisual work based in whole or in part upon the Property has been produced or authorized by, or with the knowledge or consent of NT, and

          (iii)NT warrants and represents that it has not done or omitted to do and shall not do or omit to do any act or thing, by license grant or otherwise, which shall or may impair or encumber any of the rights herein granted or interfere with the full enjoyment of those rights.

     (b)  Indemnification:

          Both parties shall defend, indemnify, save, and hold harmless the other, its successors and its assigns and licensees, from and against any claims, demands, suits, losses, damages, expenses, costs, charges, reasonable outside legal fees and disbursements, recoveries, actions, judgments, penalties, and any other loss whatsoever, which may be obtained against, imposed upon, incurred, or suffered by the other party, its successors and assigns and licensees, by reason of the breach by one party of any agreement, representation, or warranties made herein by such Party.

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5.   No Obligation to Produce:

     Nothing herein obligates Riddle to produce any audio-visual program or to exploit or continue to exploit any of the rights granted hereunder.

6.   Assignment:

     Either party may freely assign this Agreement or any of its rights hereunder without the prior approval of the other.

7.   No Joint Venture:

     Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto, and neither party is the trustee, agent or employee of the other.

8.   Notices and Payments:

     All notices, payments, statements or other documents which either party shall be required or shall desire to give to the other hereunder shall be in writing to the address set forth as follows:

          To Riddle:        9595 Wilshire Blvd., Suite 700
                            Beverly Hills, CA 90212
                            Attn:   Chief Executive Officer

          To NT:            8899 Beverly Blvd., Suite 624
                            Los Angeles, CA 90048
                            Attn:   Chief Executive Officer

9.   Further Documents:

     NT agrees to execute and deliver to Riddle any documents or instruments necessary or appropriate to confirm or effectuate Riddle's rights hereunder. If NT fails to so execute and deliver any such documents or instruments after being afforded a reasonable opportunity to review same, then Riddle is hereby irrevocably appointed NT's attorney-in-fact with full right, power and authority to execute, acknowledge and deliver the same in the name of and on behalf of NT. NT acknowledges that the authority and agency given Riddle is a power coupled with an interest.

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10.  General Provisions:

     (a) Headings: Headings are used herein are for reference only and do not form a part of this Agreement. (b) Currency: All funds referred to herein are in United States dollars.11. Governing Law:

     This Agreement, its interpretation, administration and enforcement and any and all statements made hereunder shall be governed and construed according to the laws of the State of California. Each of the parties irrevocably submits to the exclusive jurisdiction of the laws of the State of California.

12.  Entire Agreement:

     This Agreement constitutes the entire agreement and understanding between the parties and may not be modified except by a written instrument signed by the parties. The parties acknowledge that neither the WGA, WGC nor any other collective bargaining agreement apply to the terms of this Agreement. This Agreement may be executed in any number of counterparts with the same effect as if all parties signed the same document.

     Please acknowledge your acceptance by signing each copy of this letter where indicated below and return one original to the sender.

     Yours very truly,

     Riddle Records, Inc.                           NT Media of California, Inc.


     By:  /s/ Jacques Tizabi                        By: /s/ Chris Briggs
         --------------------------                     -----------------------
     Its: President                                 Its: President


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                                    EXHIBIT A

                              SHORT FORM ASSIGNMENT


     For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, NT Media Corporation of California, Inc. ("Assignor") hereby irrevocably grants, transfers and assigns to Riddle Records, Inc. ("Assignee") and Assignee's successors and assigns, solely and exclusively, all rights in all media throughout the world, in perpetuity in and to the property, as set forth in and subject to the terms of the agreement dated as of July 9, 2004 between Assignor and Assignee ("Agreement").

     Assignor hereby appoints Assignee its irrevocable Attorney-in-Fact with the right (but not the obligation) to enforce and protect all rights, licenses and privileges granted herein or pursuant to the Agreement and granted under any and all copyrights (and renewals and extensions thereof) to prevent any infringement of such rights, licenses and privileges using the name of Assignor (in the discretion of Assignee). Assignor agrees to cooperate with Assignee in any such suit or action instituted by Assignee hereunder at Assignee's expense.

     Assignor agrees to execute and deliver and cause to be executed and delivered to Assignee any and all documents and instruments reasonable necessary for copyright and chain of title purpose and to effect and complete the transfer to Assignee of all rights heretofore acquired or intended to be acquired by Assignee. In the event Assignor fails to execute and deliver such other documents and instruments promptly upon demand therefore by Assignee, Assignee is hereby authorized and appointed Attorney-In-Fact of and for Assignee to make, execute and deliver any and all documents, certificates and other instruments in connection with obtaining, securing and extending said copyright.

     It is understood that Assignee's aforementioned powers as Attorney-In-Fact of the Assignor are powers coupled with an interest.

     This Short Form Assignment and the provisions hereof shall be binding upon Assignor, its successors and assigns. This Short Form Assignment shall be subject to the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, THE ASSIGNOR HAS DULY EXECUTED THIS ASSIGNMENT AS OF THIS 9th DAY OF SEPTEMBER, 2004.


                                        NT MEDIA CORPORATION OF CALIFORNIA, INC.


                                        By: /s/ Chris Briggs
                                           ----------------------------------

                                        Its: President
                                           ----------------------------------

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